SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2013

NOGAL ENERGY, INC.
(Exact name of Company as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-135852	20-4952339
(Commission File Number)	(IRS Employer Identification No.)

3102 Maple Avenue, Suite 450, Dallas, Texas 75201

(Address of principal executive offices) (Zip Code)

Company’s telephone number, including area code: (214) 953-9358

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.01 Changes in Control of Registrant.

Nogal Energy, Inc. (the “Company”) has issued to Excellere Capital Group LLC (“Excellere”) an aggregate of 15,000,000 shares of the Company’s common stock. Such issuance occurred effective August 9, 2013, following FINRA notification that the reverse stock split (corporate action) described in the Company’s Proxy Statement for the Special Meeting of Stockholders, had been processed. The issuance to Excellere was in consideration of Excellere’s agreement to do the following, pursuant to an April 19, 2013 Professional Services Agreement between the Company and Excellere:

  provide management and other staffing to the Company;
  engage professional advisors and provide interim financing to bring the Company’s regulatory filings current; and
  explore financing and acquisition opportunities for the Company.

The issuance to Excellere resulted in a change of control of the Company. Excellere now beneficially owns 89% of the Company’s outstanding shares.

Item 9.01 Financial Statements and Exhibits.

(d)      Exhibits.

Exhibit Number	Description
10.1	Professional Services Agreement dated as of April 19, 2013 between the Company and Excellere.

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SIGNATURES

Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 22, 2013
NOGAL ENERGY, INC.

	By:	/s/ Stephen Bargo
Stephen Bargo
Chairman

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